                                SUB-ITEM 77Q1(e)

A copy of Investment Advisory Agreement between Registrant and Forum Investment Advisors, LLC regarding Merk Hard Currency ETF, Exhibit(d)(1) to the Registrant's Registration Statement on Form N-1A, is incorporated by reference as filed via EDGAR in Post-Effective Amendment No. 3 on January 2, 2014, accession number 0001435109-14-000009.

A copy of Investment Advisory Agreement between Registrant, Forum Investment Advisors, LLC and Merk Investments, LLC regarding Merk Hard Currency ETF, Exhibit(d)(2) to the Registrant's Registration Statement on Form N-1A, is incorporated by reference as filed via EDGAR in Post-Effective Amendment No. 3 on January 2, 2014, accession number 0001435109-14-000009.